P&G

                                                    THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE


                   P&G TO SELL SPINBRUSH(R) TO CHURCH & DWIGHT
                   -------------------------------------------

     CINCINNATI, Sept. 14, 2005 - The Procter & Gamble Company (NYSE: PG) announced today it has entered into a definitive agreement to sell the SpinBrush toothbrush business to Church & Dwight Co., Inc. The transaction and its terms are subject to approval by the US and European regulatory authorities. Closing is expected in the fourth quarter of 2005.

     In July, P&G agreed to divest SpinBrush as a part of the regulatory approval process with the European Commission. The company is in ongoing discussions with the FTC and expects this divestiture will move the Gillette merger one step closer to the completion of the FTC clearance process.

     The company still anticipates closing the Gillette merger in the fall.

ABOUT P&G
---------

     Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R), Head & Shoulders(R), and Wella. The P&G community consists of almost 110,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

FORWARD-LOOKING STATEMENTS
--------------------------

     All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company's merger with The Gillette Company, including obtaining the related required regulatory approvals and, assuming such approvals are obtained, achieving the cost and growth synergies in accordance with the stated goals of the Gillette transaction; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (12) the ability to stay close to consumers in an era of increased media fragmentation; and (13) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

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MEDIA CONTACTS
P&G Corporate Media Center:
US media call: 1-(866) PROCTER (1-866-776-2837)
Media outside the US call: 1-(513) 945-9087

INVESTOR RELATIONS
Chris Peterson
1-(513) 983-2414